Exhibit 99

REGIS CORPORATION ANNOUNCES SENIOR MANAGEMENT CHANGES

Randy Pearce Named President

Paul Finkelstein to Remain Chairman of the Board and Chief Executive Officer Through 2011; Transitions to Executive Chairman in 2012

Minneapolis, MN — February 3, 2011 — Regis Corporation (NYSE: RGS), the global leader in the $160 billion hair care industry, today announced that Randy L. Pearce, currently Senior Executive Vice President, Chief Financial and Administrative Officer, will replace Paul D. Finkelstein as President effective immediately. Mr. Finkelstein will remain Chairman of the Board and Chief Executive Officer through 2011.  In 2012, Mr. Finkelstein will become Executive Chairman.

“Having spent the last 23 years with Regis Corporation, I am proud of the growth and development of our exceptional national and regional brands as well as the Company’s portfolio of affordably priced salons located in prime retail locations,” said Paul D. Finkelstein, Chairman and Chief Executive Officer. “Randy has been an integral part of the Company since he joined Regis over 25 years ago. I am confident that his extensive knowledge of Regis and the hair care business makes Randy the right choice to serve as the Company’s President.  This is an appropriate time in the Company’s history to begin looking towards the future by taking the first step towards building out our bench and continuing the succession process.”

“I am honored to succeed Paul as President and I value the trust that Paul and the Board have placed in me to assume this important operational role at the Company,” said Randy L. Pearce, President.  “Under Paul’s leadership, Regis has experienced extraordinary growth and has expanded its position as the global leader in the hair care industry.  I plan to leverage this strong foundation by sharpening our vision and strategy in the context of the current economy, with increased focus on the consumer and our stylists.  We plan to implement our current revenue enhancing initiatives with a sense of urgency and deliver long-term value to Regis shareholders.”

Regis also announced today a corporate organization restructuring that will improve the Company’s ability to adapt to the dynamic marketplace and the current economy.  David Bortnem, formerly head of operations of the MasterCuts brand, has been appointed to the newly created position of Corporate Chief Operating Officer.  In this capacity, Mr. Bortnem will oversee all Regis brands in North America and partner with and report to Mr. Pearce.

“I’ve worked with Dave for a number of years and he has earned my respect as a leader.  He is highly qualified to take on these responsibilities and I look forward to working closely with him in the future,” said Randy L. Pearce, President.

Regis also announced that Brent Moen, currently Vice President of Finance and Corporate Controller, has been appointed to Senior Vice President and Chief Financial Officer, replacing Mr. Pearce, effective immediately.

“Brent Moen has proven to be an exceptional talent with a solid understanding of our business.  He will be a great addition to our senior management team,” said Randy L. Pearce, President.

About Paul D. Finkelstein

Paul D. Finkelstein, age 68, joined Regis Corporation in May 1987. During his tenure with the Company, Regis has grown from 659 salons operating in two divisions with annual sales of $172 million to seven divisions with over 12,700 locations worldwide. Key concepts include Jean Louis David, Supercuts, Regis Salons, SmartStyle, MasterCuts and Cost Cutters, with system-wide revenues of $3.8 billion. During the last five years, Finkelstein has broadened the Company to include the related business of hair restoration. Last year, Regis and affiliate locations recorded over 155 million customer visits worldwide.

Mr. Finkelstein has been in the salon industry throughout his 40-plus year career. Previously he worked with Glemby International, Seligman & Latz (S&L) and Turner Hall Corporation.  Mr. Finkelstein served as a senior vice president at Revlon before joining Regis. Mr. Finkelstein earned a Bachelor of Science degree in Economics from the Wharton School at the University of Pennsylvania, and obtained his Master of Business Administration from the Harvard Business School.  Mr. Finkelstein also serves on the New York Stock Exchange Advisory Board.

About Randy L. Pearce

Mr. Pearce, age 56, joined Regis Corporation in 1985 after serving four years with the international public accounting firm of Coopers & Lybrand, and has moved through a variety of finance positions at Regis.

Mr. Pearce holds a Bachelor of Arts degree in Accounting from the University of Northern Iowa. He is a graduate of the University of Minnesota’s Carlson School Executive Management program. He is a CPA and an active member of the American Institute of Certified Public Accountants, the Financial Executives Institute (FEI) and the International Council of Shopping Centers (ICSC). He also serves on the board of Ascena Retail Group (Nasdaq: ASNA) as well as the Boy Scouts of America.

About David Bortnem

Mr. Bortnem, age 44, joined Regis in 1998 as Salon Director. In 2000, Bortnem was promoted to VP of Operations for the Regis Division, and in 2003 he assumed the same position in MasterCuts. In 2006, he was promoted to the role as Chief Operating Officer of the MasterCuts division and approximately 700 Promenade salons.

Bortnem holds a Bachelor of Science degree in Economics from the University of Minnesota and a Master of Business Administration from St. Thomas University.

About Brent Moen

Mr. Moen, age 43, joined Regis in 2000 as Director of Finance.  He was named Vice President — Finance in June 2002 and has served as Vice President, Corporate Controller since 2006.

Prior to joining Regis, Mr. Moen worked for the public accounting firm of PriceWaterhouseCoopers, L.L.P, as well as other industry leading companies, such as Carlson Companies and GlaxoSmithKline.  Mr. Moen is a certified public accountant and holds a Bachelor of Arts degree in Accountancy from the University of North Dakota.

About Regis Corporation

Regis Corporation is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of December 31, 2010, the Company owned, franchised or held ownership interests in over 12,700 worldwide locations. Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club

for Men and Women. In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue. Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan. System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions, and in particular, continued weakness in the U.S. and global economies; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

Contact:

Regis Corporation

Mark Fosland, 952-806-1707

Vice President, Finance

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank / Kelly Sullivan / Annabelle Rinehart

212-355-4449